Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2018, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2018.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress	Andrea Simpson
Investor Relations Associate	Vice President, Marketing
301.998.8265	617.684.1511
landress@federalrealty.com	asimpson@federalrealty.com

Federal Realty Investment Trust Announces Operating Results for the Year and Quarter Ended
December 31, 2017
- Reports 13% comparable lease rollover and 3.4% same-center POI growth for the year -
ROCKVILLE, Md. (February 13, 2018) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its year and quarter ended December 31, 2017. Highlights of the full year and quarter include:

•
Generated earnings per diluted share of $3.97 for the year compared to $3.50 in 2016. For the fourth quarter, generated earnings per diluted share of $0.67 compared to $0.80 for the fourth quarter 2016.

•
Generated FFO per diluted share of $5.74 for the year ($5.91 excluding prepayment premium) compared to $5.65 in 2016. For the fourth quarter, generated FFO per diluted share of $1.30 ($1.47 excluding prepayment premium) compared to $1.45 for the fourth quarter 2016.

•	Generated same-center property operating income growth of 3.4% for the year ended 2017. For the fourth quarter, same-center growth was 2.6%.

•	Signed leases for 300,511 sf of comparable space in the fourth quarter at an average rent of $34.75 psf and achieved cash basis rollover growth on those comparable spaces of 15%.

•	Introduced 2018 FFO per diluted share guidance range of $6.08 to $6.24.

"We remain focused on the future as we navigate through this transitional time in the retail real estate space,” said Donald C. Wood, President and Chief Executive Officer of Federal Realty. “Through thoughtful positioning of our portfolio over the last decade, there are more arrows in our quiver than ever before. Federal Realty is the only shopping center company to grow NAREIT-defined FFO year-over-year for the entirety of the current real estate cycle, and we remain confident that retail-based real estate in the best locations, with flexible formats and carefully created environments will be the future of retail and will thrive in the years to come.”

Financial Results
For the full year 2017, Federal Realty reported net income available for common shareholders of $287.5 million and earnings per diluted share of $3.97. This compares to net income available for common shareholders of $249.4 million and earnings per diluted share of $3.50 for the full year 2016. Net income available for common shareholders was $48.6 million and earnings per diluted share was $0.67 for the fourth quarter 2017 versus $57.9 million and $0.80, respectively, for the fourth quarter 2016.
For the full year 2017, Federal Realty generated funds from operations available for common shareholders (FFO) of $420.0 million, or $5.74 per diluted share. Excluding the $12.3 million early extinguishment of debt charge in the fourth quarter 2017, FFO per diluted share for the full year 2017 would have been $5.91. This compares to FFO of $406.4 million, or $5.65 per diluted share, for the full year 2016. For the fourth quarter 2017, FFO was $95.5 million, or $1.30 per diluted share ($1.47 if the early extinguishment of debt charge was excluded), compared to $104.9 million, or $1.45 per diluted share for the fourth quarter 2016.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
For the year 2017, same-center property operating income increased 3.4% when including properties that are being redeveloped and 0.7% when excluding those properties. In fourth quarter 2017, same-center property operating income increased 2.6% when including properties that are being redeveloped and 1.0% when excluding those properties. As anticipated, the Trust’s proactive releasing initiatives throughout the portfolio negatively impacted the year end and quarterly results.
The overall portfolio was 95.3% leased as of December 31, 2017, compared to 94.4% on December 31, 2016. Federal Realty’s same center portfolio was 96.3% leased on December 31, 2017, compared to 95.9% on December 31, 2016.
For the year 2017, Federal Realty signed 406 leases for 1.8 million square feet of retail space. On a comparable basis (i.e., spaces for which there was a former tenant), Federal Realty leased 1.6 million square feet at an average cash-basis contractual rent increase (i.e., excluding the impact of straight-line rents) of 13%. The average contractual rent on this comparable space for the first year of the new leases is $38.31 per square foot compared to the average contractual rent of $33.79 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases for comparable retail space averaged 26% for the year ended 2017.
During fourth quarter 2017, Federal Realty signed 91 leases for 344,768 square feet of retail space. On a comparable space basis, Federal Realty leased 300,511 square feet at an average cash basis contractual rent increase of 15% and 27% on a GAAP basis. The average contractual rent on this comparable space for the first year of the new leases is$34.75 per square foot compared to the average contractual rent of $30.19 per square foot for the last year of the prior leases.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.00 per common share, resulting in an indicated annual rate of $4.00 per common share. The regular common dividend will be payable on April 16, 2018 to common shareholders of record as of March 14, 2018.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend with respect to the Trust’s Series C Preferred Shares. All dividends on the preferred shares will be payable on April 16, 2018 to preferred shareholders of record as of April 2, 2018.

Summary of Other Quarterly Activities and Recent Developments
February 12, 2018 - Federal Realty announced promotions within its finance, operating and development Ranks. Melissa Solis was promoted to Senior Vice President - Chief Accounting Officer. Christian Fleming was promoted to Vice President - Asset Management. Patrick McMahon was promoted to Vice President - Development.
December 21, 2017 - Federal Realty issued $175 million aggregate principal amount of 3.25% senior unsecured notes due 2027. The notes were offered at 99.404% of the principal amount with a re-offer yield of 3.323%. The notes have the same terms and are of the same series as the notes that Federal Realty issued on June 23, 2017. Federal Realty has a total of $475 million of such notes outstanding. Federal Realty used the net proceeds from the offering to redeem all of its outstanding 5.90% Notes due 2020, incurring a $12.3 million prepayment charge, and for general corporate purposes.

Guidance
Federal Realty introduced 2018 guidance for FFO per diluted share of $6.08 to $6.24 and 2018 earnings per diluted share guidance of $3.01 to $3.17.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year end 2017 earnings conference call, which is scheduled for Wednesday, February 14, 2018 at 9:00AM ET. To participate, please call 877.445.3230 five to ten minutes prior to the call start time and use the passcode 5292449 (required). A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through February 21, 2018 by dialing 855.859.2056; Passcode: 5292449.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, our mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Our expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 104 properties include approximately 3,000 tenants, in approximately 24 million square feet, and over 2,300 residential units. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 50 consecutive years, the longest record in the REIT industry. Federal Realty shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2018, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2018.

Federal Realty Investment Trust
Consolidated Income Statements
December 31, 2017
	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(in thousands, except per share data)

REVENUE
Rental income	$220,720	$200,871	$841,461	$786,583
Other property income	2,396	2,456	12,825	11,015
Mortgage interest income	841	782	3,062	3,993
Total revenue	223,957	204,109	857,348	801,591
EXPENSES
Rental expenses	45,403	39,941	164,890	158,326
Real estate taxes	28,735	24,122	107,839	95,286
General and administrative	10,268	8,121	36,281	33,399
Depreciation and amortization	56,394	48,448	216,050	193,585
Total operating expenses	140,800	120,632	525,060	480,596
OPERATING INCOME	83,157	83,477	332,288	320,995
Other interest income	222	89	475	374
Interest expense	(26,173)	(23,851)	(100,125)	(94,994)
Early extinguishment of debt	(12,273)	—	(12,273)	—
(Loss) income from real estate partnerships	(121)	9	(417)	50
INCOME FROM CONTINUING OPERATIONS	44,812	59,724	219,948	226,425
Gain on sale of real estate and change in control of interests, net	7,973	—	77,922	32,458
NET INCOME	52,785	59,724	297,870	258,883
Net income attributable to noncontrolling interests	(2,129)	(1,687)	(7,956)	(8,973)
NET INCOME ATTRIBUTABLE TO THE TRUST	50,656	58,037	289,914	249,910
Dividends on preferred shares	(2,011)	(135)	(2,458)	(541)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$48,645	$57,902	$287,456	$249,369
EARNINGS PER COMMON SHARE, BASIC
Net income available for common shareholders	$0.67	$0.81	$3.97	$3.51
Weighted average number of common shares, basic	72,515	71,628	72,117	70,877
EARNINGS PER COMMON SHARE, DILUTED
Net income available for common shareholders	$0.67	$0.80	$3.97	$3.50
Weighted average number of common shares, diluted	72,598	71,785	72,233	71,049

Federal Realty Investment Trust
Consolidated Balance Sheets
December 31, 2017
	December 31,
	2017	2016
	(in thousands, except share and
	per share data)
ASSETS
Real estate, at cost
Operating (including $1,639,486 and $1,211,605 of consolidated variable interest entities, respectively)	$6,950,188	$6,125,957
Construction-in-progress (including $43,393 and $15,313 of consolidated variable interest entities, respectively)	684,873	599,260
Assets held for sale	—	33,856
	7,635,061	6,759,073
Less accumulated depreciation and amortization (including $247,410 and $209,239 of consolidated variable interest entities, respectively)	(1,876,544)	(1,729,234)
Net real estate	5,758,517	5,029,839
Cash and cash equivalents	15,188	23,368
Accounts and notes receivable	209,877	116,749
Mortgage notes receivable, net	30,429	29,904
Investment in real estate partnerships	23,941	14,864
Prepaid expenses and other assets	237,803	208,555
TOTAL ASSETS	$6,275,755	$5,423,279
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable (including $460,372 and $439,120 of consolidated variable interest entities, respectively)	$491,505	$471,117
Capital lease obligations	71,556	71,590
Notes payable	320,265	279,151
Senior notes and debentures	2,401,440	1,976,594
Accounts payable and other liabilities	196,332	201,756
Dividends payable	75,931	71,440
Security deposits payable	16,667	16,285
Other liabilities and deferred credits	169,388	115,817
Total liabilities	3,743,084	3,203,750
Commitments and contingencies
Redeemable noncontrolling interests	141,157	143,694
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 and 0 shares issued and outstanding, respectively	150,000	—
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 73,090,877 and 71,995,897 shares issued and outstanding, respectively	733	722
Additional paid-in capital	2,855,321	2,718,325
Accumulated dividends in excess of net income	(749,367)	(749,734)
Accumulated other comprehensive income (loss)	22	(2,577)
Total shareholders’ equity of the Trust	2,266,706	1,976,733
Noncontrolling interests	124,808	99,102
Total shareholders’ equity	2,391,514	2,075,835
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,275,755	$5,423,279

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
December 31, 2017
	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$52,785	$59,724	$297,870	$258,883
Net income attributable to noncontrolling interests	(2,129)	(1,687)	(7,956)	(8,973)
Gain on sale of real estate and change in control of interests, net	(7,973)	—	(77,632)	(31,133)
Depreciation and amortization of real estate assets	49,607	42,392	188,719	169,198
Amortization of initial direct costs of leases	4,594	4,146	19,124	16,875
Funds from operations	96,884	104,575	420,125	404,850
Dividends on preferred shares (2)	(1,876)	(135)	(1,917)	(541)
Income attributable to operating partnership units	788	748	3,143	3,145
Income attributable to unvested shares	(310)	(267)	(1,374)	(1,095)
FFO (3)	$95,486	$104,921	$419,977	$406,359
Weighted average number of common shares, diluted (2)	73,481	72,549	73,122	71,869
FFO per diluted share (3)	$1.30	$1.45	$5.74	$5.65

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$92,963	$133,136	$419,471	$428,669
Tenant improvements and incentives	13,413	10,206	44,632	34,610
Total non-maintenance capital expenditures	106,376	143,342	464,103	463,279
Maintenance capital expenditures	14,776	13,227	32,695	29,357
Total capital expenditures	$121,152	$156,569	$496,798	$492,636

Dividends and Payout Ratios
Regular common dividends declared	$73,052	$70,512	287,006	$274,402

Dividend payout ratio as a percentage of FFO (3)	77%	67%	68%	68%

Notes:

(1)	See Glossary of Terms.
(2)
For the three months and year ended December 31, 2017, dividends on our Series 1 preferred stock are not deducted in the calculation of FFO available to common shareholders, as the related shares are dilutive and included in "weighted average common shares, diluted."

(3)
If the $12.3 million early extinguishment of debt charge incurred in the fourth quarter of 2017 was excluded, our FFO, FFO per diluted share, and dividend payout ratio as a percentage of FFO would have been:

	Three Months Ended	Year Ended
	December 31, 2017	December 31, 2017
	(in thousands, except per share data)
FFO	$107,719	$432,210
FFO per diluted share	$1.47	$5.91
Dividend payout ratio as a percentage of FFO	68%	66%

Federal Realty Investment Trust
Market Data
December 31, 2017
	December 31,
	2017	2016
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	73,879	72,760
Market price per common share	$132.81	$142.11
Common equity market capitalization including operating partnership units	$9,811,870	$10,339,924

Series C preferred shares outstanding	6	—
Liquidation price per Series C preferred share	$25,000.00	$—
Series C preferred equity market capitalization	$150,000	$—

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$9,971,870	$10,349,924

Total debt (3)	3,284,766	2,798,452

Total market capitalization	$13,256,636	$13,148,376

Total debt to market capitalization	25%	21%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	99%	100%
Variable rate debt	1%	—%
	100%	100%
Notes:

1)	Amounts include 787,962 and 763,797 operating partnership units outstanding at December 31, 2017 and 2016, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs from our consolidated balance sheet.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
December 31, 2017
	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(in thousands)
Minimum rents (1)
Retail and commercial	$150,788	$140,525	$585,178	$549,552
Residential	14,635	12,989	55,416	49,465
Cost reimbursements	46,531	39,038	171,528	158,042
Percentage rents	3,624	3,111	11,148	10,977
Other	5,142	5,208	18,191	18,547
Total rental income	$220,720	$200,871	$841,461	$786,583

Notes:

1)
Minimum rents include $1.6 million and $1.9 million for the three months ended December 31, 2017 and 2016, respectively, and $12.9 million and $8.1 million for the years ended December 31, 2017 and 2016, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $1.4 million and $0.6 million for the three months ended December 31, 2017 and 2016, respectively, and $4.7 million and $1.8 million for the years ended December 31, 2017 and 2016, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Comparable Property Information
December 31, 2017

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q4 include: 500 Santana Row, Assembly Row - Phase 2, CocoWalk, Pike & Rose, The Point at Plaza El Segundo, The Shops at Sunset Place, Towson Residential, and all properties acquired or disposed of from Q4 2016 to Q4 2017. Comparable Property property operating income (“Comparable Property POI”) is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	December 31,
	2017	2016
	(in thousands)
Operating Income	83,157	83,477
Add:
Depreciation and amortization	56,394	48,448
General and administrative	10,268	8,121
Property operating income (POI)	149,819	140,046
Less: Non-comparable POI - acquisitions/dispositions	(6,911)	(1,002)
Less: Non-comparable POI - redevelopment, development & other	(10,477)	(8,844)
Comparable Property POI	$132,431	$130,200

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	December 31,
	2017	2016	% Change
	(in thousands)
Rental income	$189,611	$183,668
Non-rental income	2,314	2,505
	191,925	186,173

Rental expenses	(36,034)	(33,703)
Real estate taxes	(23,460)	(22,270)
	(59,494)	(55,973)

Comparable Property POI	$132,431	$130,200	1.7%

Comparable Property POI as a percentage of total POI	88%	93%

Comparable Property - Occupancy Statistics (1)
	At December 31,
	2017	2016
GLA - comparable retail properties	21,048,000	21,034,000
Leased % - comparable retail properties	95.8%	94.8%
Occupancy % - comparable retail properties	94.2%	93.7%

Comparable Property - Summary of Capital Expenditures (2)
	Three Months Ended
	December 31,
	2017	2016
	(in thousands)
Redevelopment and tenant improvements and incentives	$29,493	$34,185
Maintenance capital expenditures	13,423	11,703
	$42,916	$45,888

Notes:
(1)	See page 28 for entire portfolio occupancy statistics.
(2)	See page 9 for "Summary of Capital Expenditures" for our entire portfolio.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
December 31, 2017
	As of December 31, 2017
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (3)
			(in thousands)
Mortgages Payable
Secured fixed rate
The Grove at Shrewsbury (West)	3/1/2018	6.38%	$10,545
Rollingwood Apartments	5/1/2019	5.54%	20,820
The Shops at Sunset Place	9/1/2020	5.62%	66,603
29th Place	1/31/2021	5.91%	4,341
Sylmar Towne Center	6/6/2021	5.39%	17,362
Plaza Del Sol	12/1/2021	5.23%	8,579
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	71,054
Azalea	11/1/2025	3.73%	40,000
Bell Gardens	8/1/2026	4.06%	13,184
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	6,268
Subtotal			491,561
Net unamortized premium and debt issuance costs			(56)
Total mortgages payable			491,505		4.11%

Notes payable
Unsecured fixed rate
Term Loan (1)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	4,819
Unsecured variable rate
Revolving Credit Facility (2)	4/20/2020	LIBOR + 0.825%	41,000
Subtotal			320,819
Net unamortized debt issuance costs			(554)
Total notes payable			320,265		2.90%	(4)

Senior notes and debentures
Unsecured fixed rate
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			2,419,200
Net unamortized discount and debt issuance costs			(17,760)
Total senior notes and debentures			2,401,440		3.76%

Capital lease obligations
Various	Various through 2106	Various	71,556		8.04%
Total debt and capital lease obligations			$3,284,766

Total fixed rate debt and capital lease obligations			$3,243,766	99%	3.84%
Total variable rate debt			41,000	1%	2.39%	(4)
Total debt and capital lease obligations			$3,284,766	100%	3.82%	(4)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Operational Statistics
Excluding early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (5)(6)	4.13x	4.45x	4.84x	4.76x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (5)(6)	3.93x	4.45x	4.22x	4.48x
Including early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (5)	3.08x	4.45x	4.42x	4.76x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (5)	2.92x	4.45x	3.86x	4.48x

Notes:

1)
Our $275.0 million term loan is subject to a one year extension, at our option, which would extend the maturity date to November 21, 2019. We also entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus the loan is included in fixed rate debt.

2)
The maximum amount drawn under our revolving credit facility during the three months and year ended December 31, 2017 was $123.0 million and $344.0 million, respectively. The weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, for the three months and year ended December 31, 2017 was 2.1% and 1.9%, respectively.

3)	The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums if applicable, except as described in Note 4.

4)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and debt fee amortization on our revolving credit facility which had $41.0 million outstanding on December 31, 2017. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 1. The term loan is included in fixed rate debt.

5)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDA includes a gain on sale of real estate and change in control of interests of $7.4 million and $79.3 million for the three months and year ended December 31, 2017, respectively, and $32.5 million for the year ended December 31, 2016. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

6)
Fixed charges for the three months and year ended December 31, 2017 exclude the $12.3 million early extinguishment of debt charge related to the make-whole premium paid as part of the early redemption of the 5.90% senior notes in the fourth quarter of 2017.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2017
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2018	$6,273	$285,502	(1)	$291,775		8.8%	8.8%	2.9%
2019	6,265	20,160		26,425		0.8%	9.6%	5.7%
2020	5,616	101,593	(2)	107,209		3.3%	12.9%	3.3%	(5)
2021	3,740	277,546		281,286		8.5%	21.4%	2.9%
2022	1,522	366,323		367,845		11.1%	32.5%	3.5%
2023	1,550	330,010		331,560		10.1%	42.6%	3.9%
2024	1,333	300,000		301,333		9.1%	51.7%	4.2%
2025	904	40,000		40,904		1.3%	53.0%	3.9%
2026	688	39,886		40,574		1.2%	54.2%	6.6%
2027	573	683,600		684,173		20.7%	74.9%	3.8%
Thereafter	18,552	811,500		830,052		25.1%	100.0%	4.3%
Total	$47,016	$3,256,120		$3,303,136	(3)	100.0%
Notes:

1)	Our $275.0 million unsecured term loan matures on November 21, 2018, subject to a one-year extension at our option.

2)
Our $800.0 million revolving credit facility matures on April 20, 2020, subject to two six-month extensions at our option. As of December 31, 2017, there was $41.0 million outstanding balance under this credit facility.

3)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium/discount and debt issuance costs on certain mortgage loans, note payable, and senior notes as of December 31, 2017.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)	The weighted average rate excludes $0.5 million in quarterly financing fees and debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
December 31, 2017

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1)
			Projected	Projected	Cost to	Anticipated
Property	Location	Opportunity	ROI (2)	Cost (1)	Date	Stabilization (3)
				(in millions)	(in millions)
Projects Stabilized in 2017
The Point	El Segundo, CA	Addition of 90,000 square feet of retail and 25,000 square feet of office space	7%	$88	$87	Stabilized
Tower Shops	Davie, FL	Addition of 50,000 square foot pad building	12%	$15	$14	Stabilized
Plaza Del Mercado	Silver Spring, MD	Demolition of former grocery anchor space to construct spaces for new grocery anchor and fitness center tenants	8%	$15	$15	Stabilized
Santana Row	San Jose, CA	Addition of two retail kiosks and open air plaza upgrades	8%	$5	$5	Stabilized
The AVENUE at White Marsh	White Marsh, MD	Addition of two new pad sites totaling 13,000 square feet, a new 3,600 square foot restaurant building, and a drive up ATM	13%	$4	$4	Stabilized
Free State Shopping Center	Bowie, MD	Demolition of 26,000 square foot vacant building to allow for construction of new 12,500 square foot pad building for new daycare tenant	8%	$4	$4	Stabilized
Eastgate Crossing	Chapel Hill, NC	New 7,400 square foot multi-tenant pad building on site of existing gas station	9%	$3	$3	Stabilized
Total Projects Stabilized in 2017 (3) (4)			8%	$134	$132

Active Redevelopment Projects
Cocowalk	Coconut Grove, FL	Shopping center redevelopment to include demolition of three story east wing of the property and construction of a 77,000 square foot 5-story office building with an additional 13,000 square feet of ground floor retail	6%-7%	$73 - $77	$9	2020
Towson Residential	Towson, MD	New 105 unit 5-story apartment building with above grade parking	6%	$20	$20	2018
Del Mar Village	Boca Raton, FL	Demolition of small shop spaces and relocation of tenants to accommodate new 37,000 square foot fitness center tenant	7%	$11	$6	2018
Montrose Crossing	Rockville, MD	Demolition of 10,000 square foot restaurant building to construct an 18,000 square foot multi-tenant pad building	11%	$10	$6	2018
Willow Lawn	Richmond, VA	Demolition of small shop and mini anchor spaces to construct new 49,000 square foot anchor space to accommodate new sporting goods retailer and new 17,000 square foot building for relocation of existing tenant	7%	$10	$4	2018
Pike 7 Plaza	Vienna, VA	Addition of 8,300 square foot multi-tenant retail pad building	7%	$10	$5	2019
Mercer Mall	Lawrenceville, NJ	Redevelopment of recently acquired office building pre-leased to a single tenant user	7%	$9	$5	2018
Wildwood	Bethesda, MD	4,900 square foot south end building expansion and site improvements	7%	$6	$1	2019
Dedham Plaza	Dedham, MA	New 4,000 square foot pad site for restaurant tenant	8%	$2	$2	2018
Willow Lawn	Richmond, VA	Conversion of vacant 5,000 square foot pad building to retail use to accommodate new 3,500 square foot fast casual restaurant tenant. Remainder of pad building to be demolished to construct new 2,200 square foot Starbucks pad site	8%	$2	$0	2019
Total Active Redevelopment projects (4)			7%	$153 - $157	$58
Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 95% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
December 31, 2017

							Projected POI Delivered
							(as a % of Total)
			Projected		Total	Costs to	For Year Ended December 31, (2)
Property (1)	Location	Opportunity	ROI (3)		Cost (4)	Date	2018	2019	Expected Opening Timeframe
					(in millions)	(in millions)
Assembly Row	Somerville, MA
Phase II		- 161,000 SF of retail	7%	(5)	$280 - 295	$274	50%	90%	49,000 square feet of retail has opened, remaining tenants projected to open through 2018
		- 447 residential units
		- 158 boutique hotel rooms							Residential building opened in September 2017 with deliveries expected through 2Q 2018.

									741,500 SF Partners Healthcare office space (built by Partners) opened in 2016
		- 122 for-sale condominium units	—	(6)	$74 - 79	$64			Projected closings to commence 2Q 2018
Future Phases		- 2M SF of commercial	TBD		TBD
		- 826 residential units

Pike & Rose	North Bethesda, MD
Phase I		- 159,000 SF of retail	6-7%		$270	Complete	95%	100%	Retail & office open
		- 80,000 SF of office							Residential opened in 2014 (174 units) and
		- 493 residential units							2015/16 (319 units)
Phase II		- 216,000 SF of retail	6-7%	(5)	$200 - 207	$180	60%	85%	151,000 square feet of retail has opened, remaining tenants projected to open through 2018
		- 272 residential units
		- 177 boutique hotel rooms							Residential building opened in August 2017 with deliveries expected through 2Q 2018

		- 99 for-sale condominium units	—	(6)	$53 - 58	$54			Projected closings to commence 2Q 2018
Future Phases		- 1M SF of commercial	TBD		TBD
		- 741 residential units

Santana Row	San Jose, CA
700 Santana Row		- 284,000 SF of office	7%		$205 - 215	$61	—	TBD	Commenced construction 4Q 2016
		- 29,000 SF of retail & 1,300 parking spaces							Opening projected 2019
Future Phases		- 321,000 SF of commercial	TBD		TBD
		- 395 residential units

Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), and projected POI percentages are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)
Percentage figures reflect (i) the projected POI (herein defined) for the stated year divided by (ii) the current projected annual stabilized POI for the Property. These percentages are projections only and we cannot give any assurances that these amounts will actually be achieved.

(3)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(4)	Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project.
(5)	Costs are net of expected reimbursement by third parties and land sale proceeds. Phase II total costs include our share of the costs in the hotel.
(6)
Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; for return calculation purposes, condominiums are assumed to be sold at cost.

Federal Realty Investment Trust
Assembly Row Site Plan
December 31, 2017

ASSEMBLY ROW

MBTA LINE
MYSTIC RIVER
BLOCK 4
40,300 SF RETAIL
250 AVB OWNED RESIDENTIAL UNITS
BLOCK 6
40,000 SF RETAIL
447 RESIDENTIAL UNITS
FUTURE PHASE
BLOCK 2
32,000 SF RETAIL
98,000 SF OFFICE
PARK
3,200 SF RETAIL
ASSEMBLY ROW
LINEAR PARK
7,000 SF RETAIL
BLOCK 5A
21,000 SF RETAIL
122 FOR-SALE CONDOS
158 HOTEL ROOMS
BLOCK 11
93,000 SF RETAIL
741,500 SF PARTNERS HEALTHCARE OWNED OFFICE
GREAT RIVER ROAD
ARTISAN WAY
BLOCK 1
66,500 SF RETAIL
195 AVB OWNED RESIDENTIAL UNITS
BLOCK 3
184,600 SF RETAIL
FUTURE PHASE
FUTURE PHASE
RIVERFRONT PARK
6 ACRES
BLOCK 10
4,400 SF RETAIL
GRAND UNION BOULEVARD
FUTURE PHASE
ASSEMBLY SQUARE MARKETPLACE
332,000 SF RETAIL

LEGEND

INITIAL PHASE:
332,000 SF TOTAL RETAIL

PHASE 1:
331,000 SF TOTAL RETAIL - 98,000 SF TOTAL OFFICE
445 AVALONBAY OWNED RESIDENTIAL UNITS

PHASE 2:
161,000 SF TOTAL RETAIL - 447 TOTAL RESIDENTIAL UNITS
122 FOR-SALE CONDOS - 158 HOTEL ROOMS
741,500 SF PARTNERS HEALTHCARE OWNED OFFICE

FUTURE PHASE ENTITLEMENTS:
2 MILLION SF COMMERCIAL - 826 RESIDENTIAL UNITS

PROJECT TOTALS:

- 824,000 SF TOTAL RETAIL
- 98,000 SF TOTAL OFFICE
- 447 RESIDENTIAL UNITS
- 122 FOR-SALE CONDOS
- 158 HOTEL ROOMS

PROJECT ALSO INCLUDES:

- 445 AVALONBAY OWNED RESIDENTIAL UNITS
- 741,500 SF PARTNERS HEALTHCARE OWNED OFFICE

Federal Realty Investment Trust
Pike & Rose Site Plan
December 31, 2017

PIKE & ROSE

MONTROSE PARKWAY
FUTURE PHASE
BLOCK 3
26,000 SF RETAIL
PORSCHE
ROSE STREET
BLOCK 1A
50,000 SF RETAIL
PINSTRIPES
BLOCK 4
28,000 SF RETAIL
FUTURE PHASE
ROSE AVENUE
TOWNE ROAD
FUTURE PHASE
BLOCK 6
44,000 SF RETAIL
272 RESIDENTIAL
Sur La Table
SEPHORA
H&M
GRAND PARK AVE.
BLOCK 7
32,000 SF RETAIL
99 FOR-SALE CONDOS
177 HOTEL ROOMS
canopy
bluemercury
UNIQLO
TRADE STREET
BLOCK 8
36,000 SF RETAIL
REI
FUTURE PHASE
ROCKVILLE PIKE
PERSEI PLACE
MEETING STREET
BLOCK 10
11,800 SF RETAIL
319 RESIDENTIAL UNITS
BLOCK 11
106,600 SF RETAIL
80,000 SF OFFICE
iPic THEATERS
GAP
sport&health
BLOCK 12
40,600 SF RETAIL
174 RESIDENTIAL UNITS
SUMMER HOUSE
BLOCK 13
EXISTING
12,000 SF RETAIL
OLD GEORGETOWN ROAD

## LEGEND

**PHASE 1:**
159,000 SF TOTAL RETAIL - 80,000 SF TOTAL OFFICE - 493 TOTAL RESIDENTIAL UNITS

**PHASE 2:**
216,000 SF TOTAL RETAIL - 272 TOTAL RESIDENTIAL UNITS
99 FOR-SALE CONDOS - 177 HOTEL ROOMS

**EXISTING:**
12,000 SF TOTAL RETAIL

**FUTURE PHASE ENTITLEMENTS:**
1 MILLION SF COMMERCIAL - 741 RESIDENTIAL UNITS

## PROJECT TOTALS:

- 387,000 SF TOTAL RETAIL
- 80,000 SF TOTAL OFFICE
- 765 TOTAL RESIDENTIAL UNITS
- 99 FOR-SALE CONDOS
- 177 HOTEL ROOMS

Federal Realty Investment Trust
Future Redevelopment Opportunities
December 31, 2017

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Escondido Promenade	Escondido, CA	Melville Mall	Huntington, NY
	Federal Plaza	Rockville, MD	Mercer Mall	Lawrenceville, NJ
	Flourtown	Flourtown, PA	Pan Am	Fairfax, VA
	Fresh Meadows	Queens, NY

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Fresh Meadows	Queens, NY
	Bethesda Row	Bethesda, MD	Hastings Ranch Plaza	Pasadena, CA
	Brick Plaza	Brick, NJ	Northeast	Philadelphia, PA
	Crossroads	Highland Park, IL	Riverpoint Center	Chicago, IL
	Darien	Darien, CT	The Shops at Sunset Place	South Miami, FL
	Dedham Plaza	Dedham, MA	Third Street Promenade	Santa Monica, CA
	Fourth Street	Berkeley, CA	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 2 million square feet of commercial-use buildings and 826 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include 1 million square feet of commercial-use buildings and 741 residential units.
(3)	Santana Row	Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units.

Federal Realty Investment Trust
2017 Significant Acquisitions and Dispositions
December 31, 2017

2017 Significant Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
February 1, 2017	Hastings Ranch Plaza	Pasadena, California	274,000	$29.5	Marshalls / HomeGoods / CVS / Sears	(1)
March 31, 2017	Riverpoint Center	Chicago, Illinois	211,000	$107.0	Jewel Osco / Marshalls / Old Navy
May 19, 2017	Fourth Street	Berkeley, California	71,000	$23.9	CB2 / Ingram Book Group	(2)

(1)	We acquired the leasehold interest in Hastings Ranch Plaza. The land is controlled under a long-term ground lease that expires on April 30, 2054.

(2)	The acquisition was completed through a newly formed entity for which we own a 90% interest.

On August 2, 2017, we acquired an approximately 90% interest in a joint venture that owns six shopping centers in Los Angeles County, California based on a gross value of $357 million, including the assumption of $79.4 million of mortgage debt. That joint venture also acquired a 24.5% interest in La Alameda, a shopping center in Walnut Park, California for $19.8 million. The property has $41.0 million of mortgage debt, of which the joint venture's share is approximately $10 million. Additional information on the properties is listed below:

Property	City/State	GLA
		(in square feet)
Azalea	South Gate, CA	222,000	Marshalls / Ross Dress for Less / Ulta / CVS
Bell Gardens	Bell Gardens, CA	330,000	Marshalls / Ross Dress for Less / Petco / Food4Less
La Alameda	Walnut Park, CA	245,000	Marshalls / Ross Dress for Less / CVS / Petco
Olivo at Mission Hills (1)	Mission Hills, CA	155,000	Target / 24 Hour Fitness / Ross Dress for Less (Pre-leased)
Plaza Del Sol	South El Monte, CA	48,000	Marshalls / Starbucks
Plaza Pacoima	Pacoima, CA	204,000	Costco / Best Buy
Sylmar Towne Center	Sylmar, CA	148,000	CVS / Food4Less
		1,352,000

(1) Property is currently being redeveloped. GLA reflects approximate square footage once the property is fully open and operating. Approximately 105,000 square feet is currently occupied.

2017 Significant Dispositions
On April 4, 2017 and June 28, 2017, the sale transactions at our Assembly Row property in Somerville, Massachusetts related to the purchase options on our Partners HealthCare and AvalonBay ground lease parcels, respectively, closed. The total sales price was $53.3 million, which resulted in a gain of $15.4 million. During the third quarter of 2017, the following sale transactions closed:

Date	Property	City/State	GLA	Sales Price	Total Gain
			(in square feet)	(in millions)	(in millions)
August 25, 2017	150 Post Street	San Francisco, California	105,000	$69.3	$45.2
September 25, 2017	North Lake Commons	Lake Zurich, Illinois	129,000	$15.6	$4.9

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	% Occupied (2)	Average Rent PSF (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington, DC-MD-VA	$45,499		10	115,000	90%	88%	$24.18		46,000	Harris Teeter
Bethesda Row		Washington, DC-MD-VA	226,074		17	534,000	96%	96%	51.05	180	40,000	Giant Food	Apple / Equinox / Multiple Restaurants
Congressional Plaza	(4)	Washington, DC-MD-VA	102,321		21	325,000	98%	97%	41.07	194	25,000	The Fresh Market	Buy Buy Baby / Saks Fifth Avenue Off 5th / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	5,151		2	36,000	66%	66%	23.08
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	14,011		10	144,000	94%	94%	35.09		51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	69,880		18	249,000	99%	99%	36.50		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Free State Shopping Center		Washington, DC-MD-VA	64,777		29	264,000	92%	92%	17.57		73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Friendship Center		Washington, DC-MD-VA	38,115		1	119,000	100%	100%	29.71				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington, DC-MD-VA	27,440		16	207,000	96%	96%	27.98				Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington, DC-MD-VA	35,207		19	260,000	89%	89%	26.40		58,000	Giant Food	CVS / Stein Mart
Idylwood Plaza		Washington, DC-MD-VA	16,913		7	73,000	95%	95%	47.24		30,000	Whole Foods
Laurel		Washington, DC-MD-VA	57,327		26	389,000	87%	87%	22.54		61,000	Giant Food	Marshalls / L.A. Fitness
Leesburg Plaza		Washington, DC-MD-VA	36,488		26	236,000	93%	93%	22.80		55,000	Giant Food	Petsmart / Gold's Gym / Office Depot
Montrose Crossing	(4)	Washington, DC-MD-VA	160,121	71,054	36	364,000	94%	94%	30.33		73,000	Giant Food	Marshalls / Old Navy / Barnes & Noble / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington, DC-MD-VA	84,701		29	570,000	95%	95%	17.91		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington, DC-MD-VA	7,848		10	92,000	97%	94%	39.08		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington, DC-MD-VA	29,233		25	227,000	100%	98%	25.37		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington, DC-MD-VA	103,324		14	299,000	87%	86%	36.25		45,000	Harris Teeter	TJ Maxx / Bed, Bath & Beyond / DSW
Pike & Rose	(5)	Washington, DC-MD-VA	585,290		24	402,000	98%	98%	36.81	690			iPic Theater / Porsche / H & M / REI / Pinstripes / Multiple Restaurants
Pike 7 Plaza		Washington, DC-MD-VA	44,698		13	164,000	100%	100%	46.10				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington, DC-MD-VA	46,187		10	117,000	93%	93%	30.30		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington, DC-MD-VA	38,918		16	267,000	96%	96%	23.21		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(7)	Washington, DC-MD-VA	51,102	4,455	12	187,000	94%	92%	27.93		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington, DC-MD-VA	10,786	20,820	14	N/A	97%	95%	N/A	282
Sam's Park & Shop		Washington, DC-MD-VA	12,838		1	49,000	88%	83%	45.02				Petco
Tower Shopping Center		Washington, DC-MD-VA	21,928		12	112,000	88%	88%	25.73		26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington, DC-MD-VA	4,666		5	50,000	87%	87%	46.32		11,000	Trader Joe's
Village at Shirlington	(7)	Washington, DC-MD-VA	64,987	6,646	16	266,000	90%	90%	38.57		28,000	Harris Teeter	AMC / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	20,463		12	83,000	98%	98%	99.04		20,000	Balducci's	CVS
Total Washington Metropolitan Area			2,026,293		451	6,200,000	94%	94%	32.64

California
Azalea	(4)	Los Angeles-Long Beach-Anaheim, CA	107,340	40,000	22	222,000	100%	100%	27.43				Marshalls / Ross Dress for Less / Ulta / CVS
Bell Gardens	(4)	Los Angeles-Long Beach-Anaheim, CA	100,650	13,184	29	330,000	100%	100%	20.37		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Petco
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	19,517		1	69,000	100%	100%	45.04				Pottery Barn / Banana Republic
Crow Canyon Commons		San Ramon, CA	90,345		22	241,000	94%	94%	28.16		32,000	Sprouts	Orchard Supply Hardware / Rite Aid / Total Wine & More
East Bay Bridge		San Francisco-Oakland-Fremont, CA	178,886		32	439,000	100%	100%	18.42		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	% Occupied (2)	Average Rent PSF (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Escondido Promenade	(4)	San Diego, CA	49,476		18	299,000	99%	99%	25.29				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Toys R Us
Fourth Street	(4)	San Francisco-Oakland-San Jose, CA	23,876		3	71,000	55%	55%	28.14				CB2 / Ingram Book Group
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	22,629		15	273,000	98%	98%	7.21				Marshalls / HomeGoods / CVS / Sears
Hermosa Avenue		Los Angeles-Long Beach-Anaheim, CA	6,044		<1	23,000	81%	81%	49.18
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	46,939		3	180,000	91%	91%	30.01				Marshalls / DSW / L.A. Fitness / La La Land
Kings Court	(6)	San Jose, CA	11,668		8	80,000	100%	100%	32.55		31,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	37,182		8	98,000	99%	99%	41.40				Anthropologie / Banana Republic / Gap
Olivo at Mission Hills	(4) (9)	Los Angeles-Long Beach-Anaheim, CA	72,138		12	105,000	100%	100%	30.05				Target / 24 Hour Fitness / Fallas Stores
Plaza Del Sol	(4)	Los Angeles-Long Beach-Anaheim, CA	17,936	8,579	4	48,000	100%	100%	23.01				Marshalls
Plaza Pacoima	(4)	Los Angeles-Long Beach-Anaheim, CA	50,365		18	204,000	99%	99%	14.33				Costco / Best Buy
Plaza El Segundo / The Point	(4)	Los Angeles-Long Beach-Anaheim, CA	281,020	125,000	50	495,000	95%	94%	44.71		66,000	Whole Foods	Anthropologie / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
Santana Row		San Jose, CA	862,233		45	885,000	98%	98%	52.42	662			Crate & Barrel / H&M / Container Store / Multiple Restaurants
San Antonio Center	(6)	San Francisco-Oakland-San Jose, CA	73,720		33	376,000	97%	96%	13.74		11,000	Trader Joe's	Wal-mart / Kohl's / 24 Hour Fitness
Sylmar Towne Center	(4)	Los Angeles-Long Beach-Anaheim, CA	43,534	17,362	12	148,000	91%	91%	14.56		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	78,663		2	209,000	98%	92%	79.66				Banana Republic / Old Navy / J. Crew / Abercrombie & Fitch
Westgate Center		San Jose, CA	153,329		44	647,000	99%	93%	17.78		38,000	Walmart Neighborhood Market	Target / Nordstrom Rack / Nike Factory / Burlington
		Total California	2,327,490		381	5,442,000	97%	96%	30.51

NY Metro/New Jersey
Brick Plaza		New York-Northern New Jersey-Long Island, NY-NJ-PA	76,472		46	422,000	77%	64%	21.40				AMC / Barnes & Noble / Ulta / DSW
Brook 35	(4) (6)	New York-Northern New Jersey-Long Island, NY-NJ-PA	47,526	11,500	11	98,000	99%	99%	36.09				Banana Republic / Gap / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	49,973		9	95,000	96%	96%	28.47		45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	90,275		17	404,000	99%	98%	32.35		15,000	Island of Gold	AMC / Kohl's / Michaels
Greenlawn Plaza		Nassau-Suffolk, NY	31,704		13	106,000	96%	96%	18.07		46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	14,127		1	36,000	100%	100%	70.15				Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	29,071		15	134,000	100%	100%	28.72		61,000	Shop Rite	A.C. Moore
Huntington		Nassau-Suffolk, NY	47,346		21	279,000	99%	99%	25.36				Nordstrom Rack / Bed, Bath & Beyond / Buy Buy Baby / Michaels
Huntington Square		Nassau-Suffolk, NY	12,181		18	74,000	85%	85%	27.96				Barnes & Noble
Melville Mall		Nassau-Suffolk, NY	88,600		21	251,000	95%	95%	26.14		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	% Occupied (2)	Average Rent PSF (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Mercer Mall	(7)	Trenton, NJ	126,742	55,548	50	530,000	98%	98%	24.71		75,000	Shop Rite	TJ Maxx / Nordstrom Rack / Bed, Bath & Beyond / REI
The Grove at Shrewsbury	(4) (6)	New York-Northern New Jersey-Long Island, NY-NJ-PA	125,017	54,145	21	193,000	98%	98%	46.49				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		Newark, NJ	36,743		19	211,000	99%	98%	22.45				L.A. Fitness / Michaels
	Total NY Metro/New Jersey		775,777		262	2,833,000	95%	93%	28.34

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	25,939		22	264,000	89%	89%	14.82		24,000	Acme Markets	Kohl's / L.A. Fitness / Staples
Bala Cynwyd		Philadelphia, PA-NJ	41,474		23	294,000	100%	100%	24.84		45,000	Acme Markets	Lord & Taylor / Michaels / L.A. Fitness
Ellisburg		Philadelphia, PA-NJ	34,548		28	268,000	93%	93%	16.35		47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	16,954		24	156,000	99%	99%	22.05		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia, PA-NJ	22,126		21	227,000	98%	98%	16.90		55,000	Redner's Warehouse Mkts.	Marshalls / Planet Fitness
Lawrence Park		Philadelphia, PA-NJ	35,165		29	374,000	97%	97%	20.85		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia, PA-NJ	30,427		19	288,000	85%	85%	13.68				Marshalls / Burlington / Ulta / A.C. Moore
Town Center of New Britain		Philadelphia, PA-NJ	15,246		17	124,000	90%	90%	10.07		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia, PA-NJ	30,257		13	211,000	96%	96%	19.28				Marshalls / HomeGoods / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	42,906		14	251,000	100%	100%	27.83		98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
Total Philadelphia Metropolitan Area			295,042		210	2,457,000	95%	95%	19.32

New England
Assembly Row / Assembly Square Marketplace	(5)	Boston-Cambridge-Quincy, MA-NH	691,525		65	810,000	99%	92%	24.97	141	18,000	Trader Joe's	TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants & Outlets
Atlantic Plaza		Boston-Worcester-Lawrence-Lowell-Brockton, MA	25,727		13	123,000	96%	96%	16.43		64,000	Stop & Shop
Campus Plaza		Boston-Worcester-Lawrence-Lowell-Brockton, MA	30,551		15	116,000	98%	98%	16.13		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	42,898	6,268	37	222,000	99%	99%	12.32	56			Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	41,076		19	241,000	96%	91%	16.75		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Quincy, MA-NH	148,703		19	223,000	96%	96%	48.82		50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	9,369		28	48,000	100%	100%	15.31		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	18,295		17	149,000	100%	100%	17.77		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	15,262		15	169,000	100%	100%	12.24		55,000	Super Stop & Shop	Kmart
		Total New England	1,023,406		228	2,101,000	98%	95%	22.36

South Florida
Cocowalk	(4) (8)	Miami-Ft Lauderdale	116,420		3	194,000	74%	74%	32.78				Gap / Cinepolis Theaters / Youfit Health Club
Del Mar Village		Miami-Ft Lauderdale	65,393		17	196,000	91%	72%	16.43		44,000	Winn Dixie	CVS
The Shops at Sunset Place	(4)	Miami-Ft Lauderdale	123,512	66,603	10	523,000	77%	77%	20.17				AMC / L.A. Fitness / Barnes & Noble / Restoration Hardware Outlet
Tower Shops		Miami-Ft Lauderdale	97,549		67	426,000	98%	97%	23.45		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / DSW
		Total South Florida	402,874		97	1,339,000	86%	82%	22.60

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	% Occupied (2)	Average Rent PSF (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Baltimore
Governor Plaza		Baltimore, MD	27,292		24	242,000	98%	98%	19.44		16,500	Aldi	Dick's Sporting Goods / A.C. Moore
Perring Plaza		Baltimore, MD	31,097		29	396,000	100%	100%	14.63		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(6)	Baltimore, MD	116,128	52,705	35	315,000	100%	100%	23.87				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore, MD	17,544		4	32,000	100%	100%	50.29
Towson Residential (Flats @ 703)		Baltimore, MD	22,376		1	4,000	100%	100%	71.41	105
White Marsh Plaza		Baltimore, MD	25,536		7	80,000	98%	96%	22.31		54,000	Giant Food
White Marsh Other		Baltimore, MD	33,936		21	69,000	97%	97%	30.32
		Total Baltimore	273,909		121	1,138,000	99%	99%	20.88

Chicago
Crossroads		Chicago, IL	33,128		14	168,000	99%	83%	23.12				L.A. Fitness / Binny's / Guitar Center
Finley Square		Chicago, IL	38,400		21	278,000	87%	87%	15.70				Bed, Bath & Beyond / Buy Buy Baby / Petsmart / Portillo's
Garden Market		Chicago, IL	14,415		2	140,000	100%	99%	13.26		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago, IL	120,079		17	211,000	96%	96%	22.38		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	206,022		54	797,000	94%	90%	18.55

Other								.
Barracks Road		Charlottesville, VA	67,910		40	498,000	98%	98%	27.37		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford, CT	31,664		22	266,000	97%	97%	13.97		74,000	Stop & Shop	TJ Maxx
Eastgate Crossing		Raleigh-Durham-Chapel Hill, NC	34,364		17	159,000	95%	95%	26.94		13,000	Trader Joe's	Ulta / Stein Mart / Petco
Gratiot Plaza		Detroit, MI	19,828		20	217,000	100%	100%	12.15		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(7)	Lancaster, PA	14,113	4,907	11	127,000	98%	98%	18.41		75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	41,047	4,341	15	169,000	97%	97%	18.25				HomeGoods / DSW / Stein Mart / Staples
Willow Lawn		Richmond-Petersburg, VA	95,322		37	463,000	99%	88%	19.61		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / DSW
		Total Other	304,248		162	1,899,000	98%	95%	20.40

Grand Total			$7,635,061	$563,117	1,966	24,206,000	95%	94%	$26.90	2,310

Notes:
(1)
The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.

(2)
Represents the GLA and the percentage leased and percentage occupied of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.

(3)	Calculated as the aggregate, annualized in-place contractual (defined as cash basis excluding rent abatements) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(4)	The Trust has a controlling financial interest in this property.
(5)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules.
(6)
All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(7)	All or a portion of property subject to capital lease obligation.
(8)	This property includes interests in five buildings in addition to our initial acquisition.
(9)	Property under redevelopment; see further discussion on page 21.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2017

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2017	80	100%	300,511	$34.75	$30.19	$1,369,494	15%	27%	6.2	$9,763,062	$32.49
3rd Quarter 2017	82	100%	399,619	$38.24	$33.43	$1,922,439	14%	27%	7.4	$10,411,714	$26.05
2nd Quarter 2017	100	100%	397,555	$45.55	$40.16	$2,144,347	13%	27%	9.6	$18,524,282	$46.60
1st Quarter 2017	102	100%	523,869	$34.91	$31.31	$1,884,636	11%	23%	8.1	$19,672,170	$37.55	(7)
Total - 12 months	364	100%	1,621,554	$38.31	$33.79	$7,320,916	13%	26%	8.0	$58,371,228	$36.00

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2017	39	49%	158,213	$32.66	$27.27	$853,245	20%	31%	7.9	$9,545,231	$60.33
3rd Quarter 2017	36	44%	165,289	$40.97	$33.19	$1,285,427	23%	36%	8.4	$8,563,714	$51.81
2nd Quarter 2017	37	37%	161,605	$34.63	$29.36	$850,568	18%	31%	8.9	$10,708,134	$66.26
1st Quarter 2017	45	44%	288,388	$35.45	$30.21	$1,509,806	17%	31%	10.2	$19,226,044	$66.67	(7)
Total - 12 months	157	43%	773,495	$35.89	$30.07	$4,499,046	19%	32%	9.1	$48,043,123	$62.11

Renewal Lease Summary - Comparable (2) (9)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2017	41	51%	142,298	$37.07	$33.44	$516,249	11%	23%	4.6	$217,831	$1.53
3rd Quarter 2017	46	56%	234,330	$36.31	$33.59	$637,012	8%	20%	6.7	$1,848,000	$7.89
2nd Quarter 2017	63	63%	235,950	$53.04	$47.55	$1,293,779	12%	25%	9.8	$7,816,148	$33.13	(8)
1st Quarter 2017	57	56%	235,481	$34.24	$32.65	$374,830	5%	14%	5.4	$446,126	$1.89
Total - 12 months	207	57%	848,059	$40.52	$37.19	$2,821,870	9%	21%	7.2	$10,328,105	$12.18

Total Lease Summary - Comparable and Non-comparable (2) (10)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2017					91	344,768		$35.68	6.8	$10,887,204	$31.58
3rd Quarter 2017					90	424,492		$39.33	7.6	$12,087,142	$28.47
2nd Quarter 2017					111	432,164		$46.16	9.5	$19,131,023	$44.27
1st Quarter 2017					114	591,765		$34.87	8.3	$24,718,054	$41.77
Total - 12 months					406	1,793,189		$38.80	8.2	$66,823,423	$37.27

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $3.5 million ($2.28 per square foot) in 1st Quarter 2017 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Montrose Crossing and Willow Lawn) and are included in the Projected Cost for those projects on the Summary of Redevelopment Opportunities.

(8)
Approximately $7.5 million of the Tenant Improvements & Incentives is attributable to one 20 year anchor tenant renewal; total Tenant Improvements & Incentives without this lease would be $1.58 per square foot.

(9)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(10)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Square Foot and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Square Foot columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
December 31, 2017

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2018	1,008,000	7%	$17.28	841,000	12%	$35.62	1,849,000	8%	$25.63
2019	2,193,000	14%	$18.83	849,000	12%	$38.34	3,042,000	13%	$24.28
2020	1,401,000	9%	$17.11	939,000	13%	$40.95	2,339,000	10%	$26.68
2021	1,708,000	11%	$22.02	893,000	12%	$43.98	2,601,000	12%	$29.56
2022	2,081,000	13%	$17.84	964,000	13%	$41.81	3,045,000	13%	$25.43
2023	1,294,000	8%	$20.05	663,000	9%	$43.56	1,958,000	9%	$28.01
2024	1,000,000	6%	$16.25	523,000	7%	$45.96	1,523,000	7%	$26.45
2025	883,000	6%	$23.13	463,000	7%	$40.65	1,346,000	6%	$29.16
2026	562,000	4%	$25.88	358,000	5%	$44.56	921,000	4%	$33.15
2027	757,000	5%	$33.28	426,000	6%	$45.42	1,183,000	5%	$37.65
Thereafter	2,589,000	17%	$18.62	272,000	4%	$52.23	2,861,000	13%	$21.81
Total (3)	15,476,000	100%	$19.90	7,191,000	100%	$41.97	22,668,000	100%	$26.90

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2018	500,000	3%	$18.38	615,000	9%	$34.20	1,115,000	5%	$27.10
2019	554,000	4%	$20.33	557,000	8%	$38.17	1,111,000	5%	$29.27
2020	234,000	2%	$18.76	601,000	8%	$40.43	836,000	4%	$34.35
2021	382,000	2%	$26.79	513,000	7%	$47.45	896,000	4%	$38.63
2022	347,000	2%	$22.69	565,000	8%	$40.45	912,000	4%	$33.69
2023	381,000	2%	$20.94	436,000	6%	$42.18	816,000	3%	$32.27
2024	535,000	3%	$20.72	354,000	5%	$44.63	889,000	4%	$30.25
2025	383,000	3%	$22.67	412,000	6%	$41.68	795,000	3%	$32.52
2026	465,000	3%	$26.48	380,000	5%	$42.17	845,000	4%	$33.54
2027	694,000	5%	$19.08	470,000	6%	$45.74	1,164,000	5%	$29.84
Thereafter	11,001,000	71%	$19.25	2,288,000	32%	$43.32	13,289,000	59%	$23.39
Total (3)	15,476,000	100%	$19.90	7,191,000	100%	$41.97	22,668,000	100%	$26.90

Notes:
(1)	Anchor is defined as a tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as cash-basis excluding rent abatements) rent as of December 31, 2017.
(3)	Represents occupied square footage as of December 31, 2017.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2017

Overall Portfolio Statistics (1)	At December 31, 2017			At December 31, 2016

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	24,206,000	23,066,000	95.3%	22,630,000	21,356,000	94.4%

Residential Properties (units)	2,310	2,164	93.7%	1,867	1,792	96.0%

Same Center Statistics (1)	At December 31, 2017			At December 31, 2016

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	18,625,000	17,935,000	96.3%	18,636,000	17,864,000	95.9%

Residential Properties (units) (5)	1,326	1,282	96.7%	1,326	1,270	95.8%

Notes:
(1)			See Glossary of Terms.
(2)			Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)			At December 31, 2017 leased percentage was 98.1% for anchor tenants and 89.8% for small shop tenants.
(4)			Occupied percentage was 93.9% and 93.3% at December 31, 2017 and 2016, respectively, and same center occupied percentage was 95.3% at both December 31, 2017 and 2016.
(5)			Excludes properties purchased, sold or under redevelopment or development.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2017

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Stores Leased

1	Ahold Delhaize	BBB / Baa2 / BBB	$17,500,000	2.87%	1,036,000	4.28%	17
2	TJX Companies, The	A+ / A2 / NR	$17,335,000	2.84%	973,000	4.02%	30
3	Gap, Inc., The	BB+ / Baa2 / BB+	$13,309,000	2.18%	366,000	1.51%	27
4	Bed, Bath & Beyond, Inc.	BBB / Baa1 / NR	$13,217,000	2.17%	736,000	3.04%	20
5	Splunk, Inc.	NR / NR / NR	$10,585,000	1.74%	235,000	0.97%	1
6	L.A. Fitness International LLC	B+ / B2 / NR	$9,833,000	1.61%	426,000	1.76%	10
7	CVS Corporation	BBB+ / Baa1 / NR	$9,214,000	1.51%	248,000	1.02%	19
8	AMC Entertainment Inc.	B+ / B1 / B	$6,850,000	1.12%	317,000	1.31%	6
9	Best Buy Co., Inc.	BBB- / Baa1 / BBB-	$6,633,000	1.09%	231,000	0.95%	5
10	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,208,000	1.02%	257,000	1.06%	6
11	Ascena Retail Group, Inc. (Dress Barn, Loft, Lou & Grey, Ann Taylor, Catherine's, Justice, Lane Bryant)	B+ / Ba3 / NR	$6,193,000	1.02%	198,000	0.82%	33
12	Kroger Co., The	BBB / Baa1 / BBB	$6,032,000	0.99%	529,000	2.19%	11
13	Home Depot, Inc.	A / A2 / A	$5,757,000	0.94%	438,000	1.81%	5
14	Michaels Stores, Inc.	BB- / Ba2 / NR	$5,724,000	0.94%	307,000	1.27%	13
15	DSW, Inc	NR / NR / NR	$5,607,000	0.92%	243,000	1.00%	12
16	Bank of America, N.A.	A- / A3 / A	$5,577,000	0.91%	105,000	0.43%	23
17	Barnes & Noble, Inc.	NR / NR / NR	$5,535,000	0.91%	244,000	1.01%	9
18	Hudson's Bay Company (Saks, Lord & Taylor)	B / B2 / NR	$5,380,000	0.88%	220,000	0.91%	4
19	Ross Stores, Inc.	A- / A3 / NR	$5,239,000	0.86%	295,000	1.22%	10
20	Nordstrom, Inc.	BBB+ / Baa1 / BBB+	$5,038,000	0.83%	195,000	0.81%	5
21	Whole Foods Market, Inc.	A+ / Baa1 / NR	$4,642,000	0.76%	167,000	0.69%	4
22	Starbucks Corporation	A- / A3 / A-	$4,198,000	0.69%	69,000	0.29%	42
23	AB Acquisition LLC (Acme, Safeway)	B+ / B1 / NR	$4,164,000	0.68%	412,000	1.70%	7
24	Ulta Beauty, Inc.	NR / NR / NR	$4,154,000	0.68%	117,000	0.48%	11
25	Wells Fargo Bank, N.A.	A / A2 / A+	$4,106,000	0.67%	52,000	0.21%	16
	Totals - Top 25 Tenants		$188,030,000	30.84%	8,416,000	34.77%	346

	Total:		$609,783,000	(2)	24,206,000	(4)	2,983

Notes:
(1)	Credit Ratings are as of December 31, 2017. Subsequent rating changes have not been reflected.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces as of December 31, 2017.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
December 31, 2017

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2018. Estimates do not include the impact from potential acquisitions or potential dispositions which have not closed as of February 13, 2018.

	Full Year 2018 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.01	$3.17
Adjustments:
Estimated depreciation and amortization	3.07	3.07
Estimated FFO per diluted share	$6.08	$6.24

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months and year ended December 31, 2017 and 2016 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(in thousands)		(in thousands)
Net income	$52,785	$59,724	$297,870	$258,883
Depreciation and amortization	56,394	48,448	216,050	193,585
Interest expense	26,173	23,851	100,125	94,994
Early extinguishment of debt	12,273	—	12,273	—
(Benefit) provision for income tax (1)	(24)	—	1,813	—
Other interest income	(222)	(89)	(475)	(374)
EBITDA	147,379	131,934	627,656	547,088
Gain on sale of real estate and change in control of interests	(7,398)	—	(79,345)	(32,458)
Adjusted EBITDA	$139,981	$131,934	$548,311	$514,630
(1) (Benefit) provision for income tax for both the three months and year ended December 31, 2017 primarily relates to condominium sales gains.

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned, operated, and consolidated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared. Same center growth statistics are calculated on a GAAP basis.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.